Exhibit 23.4

CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Re:	Proxy Statement (the “Proxy Statement”) of Capital Title Group, Inc. (“Capital Title”); Prospectus (the “Prospectus”) of LandAmerica Financial Group, Inc. (“LandAmerica”); Registration Statement (the “Registration Statement”) on Form S-4 of LandAmerica

Ladies and Gentlemen:

Reference is made to our opinion letter dated March 24, 2006. We understand that Capital Title desires to include our opinion in the above-referenced Registration Statement containing the Proxy Statement and Prospectus.

In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement under the captions “Summary”, “Background of the Merger”, “Capital Title’s Reasons for the Merger and the Capital Title Board’s Recommendation” and “Opinion of Capital Title’s Financial Advisor” and to the inclusion of our opinion in the Proxy Statement included in the Registration Statement, appearing as Annex C to such Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), or any other document, except in accordance with our prior written consent.

In giving this consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Los Angeles, CA

May 30, 2006